EXHIBIT A - FORM OF EMPLOYMENT AGREEMENT


                                  UC HUB, Inc.
                     10390 Commerce Center Drive, Suite 250
                           Rancho Cucamonga, CA 91730

                                    6/1, 2004
Alice Kong
----------------------
68 Heather Garden Lane
----------------------
Danville, CA 94506
----------------------
[Name and Address of Employee]

Dear Alice:
     -----

     UC HUB, Inc. (the "Company") is pleased to offer you employment on the following terms:

     1.     POSITION. You will serve in a full-time capacity as President, of
                                                                ---------
eSAFE Cards, Inc. a Nevada wholly owned subsidiary of UC HUB. You will report to Larry Wilcox, CEO or his assigns. By signing this letter agreement, you represent and warrant to the Company that you are under no contractual commitments inconsistent with your obligations to the Company.

     2. SALARY; EQUITY INCENTIVE. You will be paid a salary at the annual rate of $150,000, payable in monthly installments in accordance with the Company's standard payroll practice far salaried employees. This salary will be subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time. During the initial six (6) months of employment hereunder, you and the Company will negotiate in good faith and document an incentive/bonus program based upon the Company's performance.

     3. FRINGE BENEFIT. You will be covered by the Company's group medical program upon satisfaction of the programs minimum waiting period. Except as provided herein, there will be no other benefits provided to you by the Company other than the six weeks of vacation, and an employee Option Plan and your bonus stock and, incentives contingent upon performance that will be negotiated in good faith.

     4. PROPRIETARY INFORMATION AND INVENTION AGREEMENT. Like all Company employees, you will be required, as a condition to your employment with the Company, to sign the Company's standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

     5. PERIOD OF EMPLOYMENT. Your employment with the Company will be "at will," meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without cause. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.

     6. OUTSIDE ACTIVITIES. While employed by the Company on a full-time basis, you will not engage to any other gainful employment, business or activity without the written consent of the Company. While you render services to the Company, you also will not assist any person or organization in competing with the Company, in preparing to compete with the Company or in hiring any employees of the Company.

     7. WITHHOLDING TAXES. All forms of compensation referred to in this letter are subject to reduction to reflect applicable withholding and payroll taxes.

                                                                        INITIALS

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June 1, 2004
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     8.     ENTIRE AGREEMENT. This letter and the Exhibit attached hereto contain all of the terms of your employment with the Company and supersede any prior understandings or agreements, whether oral or written, between you and the Company.

     9. AMENDMENT AND GOVERNING LAW. This letter agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes will be governed by California law and the venue is Los Angeles County.

     We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter and the enclosed Proprietary Information and Inventions Agreement and returning them to me. As required by law, your employment with the Company is also contingent upon your providing legal proof of your identity and authorization to work in the United States.

Upon acceptance of this offer, your employment will commence on 6/1, 2004. Very truly yours.

UNITED COMMUNICATIONS HUB, INC.

By: /s/ Larry Wilcox
    --------------------------
    Larry Wilcox, President/CEO
                                   I have read and accept this employment offer:

                                   Not legible
                                   -------------------------------------------
                                   [Signature of Employee]

                                   Date:  6/1/2004
                                        -------------------------


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                EXHIBIT A - FORM OF PROPRIETARY INFORMATION AND
                              INVENTIONS AGREEMENT

     This Proprietary Information and Inventions Agreement ("PHA) (i) confirms an agreement between me Alice Kong, and AllCom USA, Inc., a Nevada corporation (the "Company"), (ii) is attached as Exhibit A to that certain Employment Letter Agreement dated as June 1, 2004, between such parties, and (iii) is a material part of the consideration for my employment by Company:

     1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Proprietary Information and Inventions Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party's confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Farther, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

     2. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A-1) (collectively "Inventions") and I will promptly disclose all Inventions to Company. I will also disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment, I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company expense, to further evidence, record and perfect stick assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned, I hereby irrevocably designate and appoint Company as its agents and attorneys-in-fact to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If anything created by me prior to my employment relates to Company's actual or proposed business, I have listed it on Appendix A-2. If I use or disclose my own or any third party's confidential information or intellectual property when acting within the scope of my employment on otherwise on behalf of Company, Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sub-licensable right and license to exploit and exercise all such confidential information and intellectual property rights.

     3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like (collectively "Moral Rights"). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Right by or authorized by Company and agree not to asset any Moral Rights with respect thereto I will confirm any such ratifications, consents and agreements from time to time its requested by Company.

     4. I agree that all inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers, employees, consultants, vendor/suppliers of products and/or services, strategic partners and/or investors) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute "Proprietary Information." I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault


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of mine. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, and (ii) this PIAA. I also recognize and agree that I have no expectation of privacy with respect to Company's telecommunications, networking or information processing systems (including, without limitation, stored computer files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

     5. Apart from, and independent of, my obligations to the Company pursuant to paragraph 4 above, for a period of one (1) year alter the Term of my employment, I will not solicit or engage in any business relationship of any kind or for any reason with any customer or employee, and/or investor of the Company

     6. I agree that during the Term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company. To the extern permitted by applicable law, I also agree to be bound by the restrictions of this paragraph 6 during the one (1) year period following the Term of my employment with the Company.

     7. I agree that my obligations under paragraphs 2, 3, 4 and 5 of this PIAA shall continue in effect after terminations of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part and that Company to entitled to communicate my obligations under this PIAA to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall insure to the benefit of Company, its subsidiaries, successors and assigns.

     8. Any dispute in the meaning, effect or validity of this PIAA shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this PIAA are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this PIAA to the minimum extent required so that this PIAA shall otherwise remain in full force and effect and enforceable in accordance with its terms. I also understand that any breach of this PIAA will cause irreparable harm to Company for which damages would not be a adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.

I HAVE READ THIS PIAA CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION, NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS PIAA. I SIGN THIS PIAA VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

                                               As of 6/1, 2004
                                                     ---

Accepted and Agreed to:
UNITED COMMUNICATIONS HUB, INC.

By: /s/ Larry Wilcox
    --------------------------               /s/ Not legible
    Larry Wilcox, President/CEO              -----------------------
                                             [Signature of Employee]


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                                  APPENDIX A-1

     CALIFORNIA LABOR CODE SECTION 2870 APPLICATION OF PROVISION PROVIDING THAT EMPLOYEE SHALL ASSIGN OR OFFER TO ASSIGN RIGHTS IN INVENTION TO EMPLOYER.

     (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or anticipated research or development of the employer; or

          (2) Result from any work performed by the employee for his employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                  APPENDIX A-2
                                  PRIOR MATTER


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